Exhibit 99.01

Glu Mobile Reports Third Quarter 2008 Financial Results

SAN MATEO, Calif.--(BUSINESS WIRE)--November 4, 2008--Glu Mobile Inc. (NASDAQ:GLUU) today announced financial results for the third quarter ended September 30, 2008. Glu reported third quarter consolidated revenue of $23.9 million, compared to $16.7 million, or a 44 percent increase from the third quarter of 2007. The GAAP net loss in the third quarter of 2008 was $(56.9) million, or $(1.93) per basic share, compared to a GAAP net loss of $(0.8) million or $(0.03) per basic share in the third quarter of 2007. GAAP operating profit and net loss for the third quarter of 2008 include a $1.9 million impairment of certain royalty guarantees.

Third quarter 2008 non-GAAP net loss was $(3.0) million, or $(0.10) per basic share, which excludes amortization of intangible assets of $3.3 million, stock-based compensation charges of $2.1 million, the non-equity component of the MIG earnout of $622,000, restructuring charges of $126,000, transitional expenses of $347,000, an impairment charge on investments in auction-rate securities of $682,000, and a goodwill impairment charge of $46.6 million based on an assessment of goodwill performed during the quarter. This compares to non-GAAP net income of $1.0 million or $0.03 per diluted share, in the third quarter of 2007, which excludes amortization of intangible assets of $550,000 and stock-based compensation charges of $1.2 million. Third quarter 2008 non-GAAP operating loss, which includes the $1.9 million royalty impairment, was $(1.0) million.

“Despite an active release schedule and solid performances in Latin America and parts of Europe, economic turmoil in the U.S. and other parts of the world affected our quarterly results. We expect these conditions to continue, which is reflected in our outlook for the fourth quarter," said Greg Ballard, Glu's president and chief executive officer. "We continue to have optimism around the new platforms including iPhone, Android and N-Gage, which have demonstrated the market's enthusiasm for new high-end devices. We believe that these next-generation platforms will provide a basis for renewed growth for the mobile games market and for Glu in 2009."

A reconciliation of the GAAP net loss and EPS to net loss and EPS on a non-GAAP basis is provided in the GAAP to non-GAAP reconciliations following the Consolidated Statements of Operations.

Glu's top ten titles represented approximately 28 percent of revenue in the third quarter of 2008, compared to approximately 32 percent of revenue in the second quarter of 2008. The average revenue per top ten title was $678,000, down 31% from the third quarter of 2007. New titles released in the third quarter of 2008 included Family Feud, Transformers G1: Awakening and Ice Age: Mammoth Mayhem, as well as distribution titles such as Pro Evolution Soccer and Wheel of Fortune.

“As we navigate through this uncertain economy, we are focused on tightly managing expenses to improve operating margins while still making the strategic investments that we believe are necessary for meeting the market needs in 2009 and beyond,” said Eric R. Ludwig, Glu’s senior vice president and chief financial officer. “We continue to build a strong business foundation through a globally balanced revenue mix, a world-class title portfolio, and a development team that is focused on both the newest high-end mobile platforms, as well as the traditional mobile phone market that still makes up the great majority of the wireless market.”

Business Outlook

The following forward-looking statements reflect expectations as of November 4, 2008. Results may be materially different and are affected by many factors, such as: consumer demand for mobile entertainment; consumer demand for mobile handsets, including the new high-end platforms; carriers' and distributors' marketing to consumers, including premium deck placement; changes in wireless carrier plans with their customers; carriers' maintaining their networks and provisioning systems to enable consumer purchases; development delays on Glu's products; competition in the industry; changes in foreign exchange rates; the value of Glu's auction-rate securities; Glu's effective tax rate; the uncertainty of the U.S. and global economy and other factors detailed in this release and in Glu's SEC filings.

Fourth Quarter Expectations -- Quarter Ending December 31, 2008:

-- GAAP revenue is expected to be between $21 million and $22 million

-- Gross margin, excluding amortization, is expected to be approximately 75 percent

-- Non-GAAP operating profit/(loss) is expected to be between $(0.6) million and $0.1 million

-- Balance sheet related foreign exchange losses are expected to be approximately $1.5 million.

-- Income taxes are expected to be approximately $1.1 million.

-- GAAP net loss is expected to be between $(6.7) million and $(7.4) million, or $(0.23) and $(0.25) per basic share

-- Non-GAAP net loss is expected to be between $(2.4) million and $(3.1) million or between $(0.08) and ($0.11) per basic share, which excludes $3.3 million for amortization of intangibles, approximately $2.8 million of anticipated stock-based compensation and MIG earnout expense, $2.0 million anticipated gain on auction rate securities and approximately $245,000 of anticipated restructuring and transitional expenses

-- Weighted average common shares outstanding for the fourth quarter of 2008 are expected to be approximately 29.5 million basic and 30.0 million diluted

Full Year Expectations -- Year Ending December 31, 2008:

-- GAAP revenue is expected to be between $89.2 million and $90.2 million

-- Non-GAAP operating loss is expected to be between $(0.3) million and $(1.0) million

-- GAAP net loss is expected to be between $(76.2) million and $(76.9) million, or between $(2.59) to $(2.62) per basic share

-- Non-GAAP net loss is expected to be between $(5.2) million and $(5.9) million, or between $(0.18) and $(0.20) per basic share, which excludes $11.6 million for amortization of intangibles, approximately $10.8 million of anticipated stock-based compensation and MIG earnout expense, $1.1 million of acquired in process research and development, approximately $1.8 million of combined restructuring and transitional expenses, $806,000 in reversal of previous impairments of auction-rate securities and a $46.6 goodwill impairment charge.

-- Weighted average common shares outstanding for the calendar year 2008 are expected to be approximately 29.4 million basic and 29.9 million diluted

Quarterly Conference Call

Glu will discuss its quarterly results via teleconference today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Please dial (888) 803-5681, or if outside the U.S., (706) 643-8823, with conference ID # 66972120, to access the conference call at least five minutes prior to the 1:30 p.m. PT start time. A live webcast and replay of the call will also be available at http://www.glu.com/corp/Pages/investors.aspx under the Investor Calendar and Webcasts menu. An audio replay will be available between 2:30 p.m. PT, November 4, 2008, and 8:59 p.m. PT, November 18, 2008, by calling (800) 642-1687, or (706) 645-9291, with conference ID # 66972120.

Use of Non-GAAP Financial Measures

To supplement Glu's unaudited condensed consolidated financial statements presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu's results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP basic and diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items from Glu's consolidated statements of operations:

-- Acquired in-process technology

-- Amortization of intangibles

-- Stock-based compensation

-- Gain on sale of assets

-- Impairment of auction-rate securities

-- Restructuring

-- MIG earnout

-- Transitional expenses

-- Impairment of goodwill

Glu may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu's performance by excluding certain items that may not be indicative of Glu's core business, operating results or future outlook. Glu's management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu's operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu's performance to prior periods.

Cautions Regarding Forward Looking Statements

This news release contains forward-looking statements, including those regarding our "Business Outlook" ("Fourth Quarter Expectations – Quarter Ending December 31, 2008" and "Full Year Expectations - Year Ending December 31, 2008"), our belief that the new next-generation platforms, including iPhone, Android and N-Gage, will provide a basis for renewed growth for the mobile games market and for Glu in 2009; our expectation that we will tightly managing expenses to improve operating margins while making the strategic investments necessary for meeting the market needs in 2009 and beyond; and our belief that a globally balanced revenue mix, a world-class title portfolio, and a development team that is focused on both the newest high-end mobile platforms, as well as the traditional mobile phone market that still makes up the great majority of the wireless market, will provide a strong business foundation. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risks identified under "Business Outlook"; the risk that our title plan roadmaps for the remainder of 2008 and for 2009, including for high-end platforms, may be less successful than we anticipate or that we will not release the titles on the schedules that we currently anticipate or at all; the risk that we may have insufficient working capital to effectively execute our business strategy, including exploitation of the new high-end platforms while continuing to address the traditional mobile phone market; the risk that we may lose a key intellectual property license; the risk that growth of next generation handsets and advanced networks does not grow as significantly in 2009 as we anticipate; the risk that our development expenses for games for high-end handsets are greater than we anticipate; the risk that we may be unable to tightly managing expenses to improve operating margins while still making the strategic investments necessary for meeting the market needs in 2009 and beyond; the risk that we may be unable to continue to build a strong business foundation through a globally balanced revenue mix, a world-class title portfolio, and a development team that is focused on both the newest high-end mobile platforms, as well as the traditional mobile phone market that still makes up the great majority of the wireless market; the risk that our recently and newly launched games are less popular than anticipated; the risk that changes in wireless carrier plans with their customers may adversely impact sales of our games; the risk that sales of our original IP titles will not continue to favorably impact product mix; the risk that our newly released games will be of a quality less than desired by reviewers and consumers; the risk that mobile games market is smaller than anticipated; and other risks detailed under the caption "Risk Factors" in Glu's Form 10-Q filed with the Securities and Exchange Commission on August 14, 2008 and Glu's other SEC filings. You can locate these reports through our website at http://www.glu.com/corp/Pages.investors. Glu is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

About Glu

Glu (NASDAQ:GLUU) is a leading global publisher of mobile games. Its portfolio of top-rated games includes original titles Super K.O. Boxing!, Stranded and Brain Genius, and titles based on major brands from partners including Atari, Activision, Konami, Harrah's, Hasbro, Warner Bros., Microsoft, PlayFirst, PopCap Games, SEGA and Sony. Founded in 2001, Glu is based in San Mateo, Calif. and has offices in London, France, Germany, Spain, Italy, Sweden, Poland, Russia, China, Brazil, Chile, Canada and Mexico. Consumers can find high-quality, fresh entertainment created exclusively for their mobile phones wherever they see the 'g' character logo or at www.glu.com.

GLU MOBILE, GLU, SUPER K.O. BOXING, STRANDED, BRAIN GENIUS and the 'g' character logo are trademarks of Glu Mobile Inc. All other trademarks are the property of their respective owners.

In the financial tables below, Glu has provided a reconciliation of the most comparable GAAP financial measure to each of the historical non-GAAP financial measures used in this press release.

Glu Mobile Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2008	2007

ASSETS
Cash and cash equivalents	$19,895	$57,816
Short-term investments	842	1,994
Accounts receivable, net	21,248	18,369
Prepaid royalties	15,157	10,643
Prepaid expenses and other current assets	2,840	2,589
Total current assets	59,982	91,411

Property and equipment, net	5,882	3,817
Prepaid royalties	6,649	2,825
Other long-term assets	1,090	1,593
Intangible assets, net	23,814	14,597
Goodwill	12,459	47,262
Total assets	$109,876	$161,505

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$6,222	$6,427
Accrued liabilities	766	217
Accrued compensation	3,592	2,322
Accrued royalties	16,995	12,759
Accrued restructuring	1,024	-
Deferred revenues	669	640
Total current liabilities	29,268	22,365
Other long term liabilities	14,871	9,679
Total liabilities	44,139	32,044

Common stock	3	3
Additional paid-in capital	187,235	179,924
Deferred stock-based compensation	(30)	(113)
Accumulated other comprehensive income	431	2,080
Accumulated deficit	(121,902)	(52,433)
Stockholders' equity	65,737	129,461
Total liabilities and stockholders' equity	$109,876	$161,505

Glu Mobile Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007

Revenues	$23,894	$16,651	$68,190	$48,727

Cost of revenues:
Royalties	5,753	4,587	16,642	13,267
Impairment of prepaid royalties and guarantees	1,921	-	2,155	-
Amortization of intangible assets	3,247	483	8,089	1,589
Total cost of revenues	10,921	5,070	26,886	14,856
Gross profit	12,973	11,581	41,304	33,871

Operating expenses:
Research and development	9,223	5,863	24,604	16,153
Sales and marketing	6,004	3,326	17,828	9,532
General and administrative	5,085	4,149	16,576	12,422
Amortization of intangible assets	67	67	204	200
Restructuring charge	126	-	287	-
Acquired in-process research and development	-	-	1,110	-
Impairment of goodwill	46,618	-	46,618	-
Gain on sale of assets	-	-	-	(1,040)
Total operating expenses	67,123	13,405	107,227	37,267

Loss from operations	(54,150)	(1,824)	(65,923)	(3,396)

Interest and other income/(expense), net:
Interest income	127	956	844	2,081
Interest expense	(30)	(14)	(50)	(871)
Other income/(expense), net	(1,991)	357	(2,172)	584
Interest and other income/(expense), net	(1,894)	1,299	(1,378)	1,794

Loss before income taxes and minority interest	(56,044)	(525)	(67,301)	(1,602)
Income tax (provision)	(822)	(228)	(2,165)	(813)
Minority interest in consolidated subsidiaries	-	-	(3)	-

Net loss	(56,866)	(753)	(69,469)	(2,415)
Accretion to preferred stock	-	-	-	(17)
Deemed dividend	-	-	-	(3,130)
Net loss attributable to common stockholders	$(56,866)	$(753)	$(69,469)	$(5,562)

Net loss per share attributable to common stockholders - basic and diluted:
Net loss	(1.93)	(0.03)	(2.37)	(0.11)
Accretion to preferred stock	-	-	-	-
Deemed dividend	-	-	-	(0.15)
Net loss per share attributable to common stockholders - basic and diluted	$(1.93)	$(0.03)	$(2.37)	$(0.26)

Weighted average common shares outstanding - basic and diluted	29,470	28,788	29,311	21,398

Stock-based compensation expense included in:
Research and development	$261	$310	$511	$665
Sales and marketing	1,298	224	3,903	498
General and administrative	569	626	1,716	1,613
Total stock-based compensation expense	$2,128	$1,160	$6,130	$2,776

Glu Mobile Inc. GAAP to Non-GAAP Reconciliation	Three Months Ended September 30, 2008
(in thousands, except per share data) (unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	3,247	(3,247)		-
Total cost of revenues	10,921	(3,247)		7,674
Gross profit	12,973	3,247		16,220

Research and development	9,223	(453)	a	8,770
Sales and marketing	6,004	(1,932)	a	4,072
General and administrative	5,085	(711)	a	4,374
Amortization of intangible assets	67	(67)		-
Restructuring charge	126	(126)		-
Acquired in-process research and development	-	-		-
Impairment of goodwill	46,618	(46,618)		-

Total operating expenses	67,123	(49,907)		17,216

Loss from operations	(54,150)	53,154		(996)

Interest and other income/(expense), net	(1,894)	682	b	(1,212)
Loss before income taxes and minority interest	(56,044)	53,836		(2,208)

Net loss	(56,866)	53,836		(3,030)

Reconciliation of net loss and net loss per share:
Non-GAAP net loss per share - basic	$(1.93)			$(0.10)
Non-GAAP net loss per share - diluted	$(1.93)			$(0.10)
Shares used in computing basic net loss per share	29,470			29,470
Shares used in computing diluted net loss per share	29,470			29,470

a - Excluded amount represents stock-based compensation expense, Superscape and MIG transitional expenses and MIG earnout expenses
b - Excluded amount represents impairment of auction-rate securities

Glu Mobile Inc. GAAP to Non-GAAP Reconciliation	Three Months Ended September 30, 2007
(in thousands, except per share data) (unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	483	(483)		-
Total cost of revenues	5,070	(483)		4,587
Gross profit	11,581	483		12,064

Research and development	5,863	(310)	a	5,553
Sales and marketing	3,326	(224)	a	3,102
General and administrative	4,149	(626)	a	3,523
Amortization of intangible assets	67	(67)		-

Total operating expenses	13,405	(1,227)		12,178

Income/(loss) from operations	(1,824)	1,710		(114)

Net income/(loss)	(753)	1,710		957

Net income/(loss) attributable to common stockholders	$(753)	$1,710		$957

Reconciliation of net income/(loss) and net income/(loss) per share:
Non-GAAP net income/(loss) per share - basic	$(0.03)			$0.03
Non-GAAP net income/(loss) per share - diluted	$(0.03)			$0.03
Shares used in computing basic net income/(loss) per share	28,788			28,788
Shares used in computing diluted net income/(loss) per share	28,788			30,243

a - Excluded amount represents stock-based compensation expense

Glu Mobile Inc. GAAP to Non-GAAP Reconciliation	Nine Months Ended September 30, 2008
(in thousands, except per share data) (unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	8,089	(8,089)		-
Total cost of revenues	26,886	(8,089)		18,797
Gross profit	41,304	8,089		49,393

Research and development	24,604	(931)	a	23,673
Sales and marketing	17,828	(5,828)	a	12,000
General and administrative	16,576	(2,453)	a	14,123
Amortization of intangible assets	204	(204)		-
Restructuring charge	287	(287)		-
Acquired in-process research and development	1,110	(1,110)		-
Impairment of goodwill	46,618	(46,618)		-

Total operating expenses	107,227	(57,431)		49,796

Loss from operations	(65,923)	65,520		(403)

Interest and other income, net	(1,378)	1,152	b	(226)
Loss before income taxes and minority interest	(67,301)	66,672		(629)

Net loss	(69,469)	66,672		(2,797)

Reconciliation of net loss and net loss per share:
Non-GAAP net loss per share - basic	$(2.37)			$(0.10)
Non-GAAP net loss per share - diluted	$(2.37)			$(0.10)
Shares used in computing basic net loss per share	29,311			29,311
Shares used in computing diluted net loss per share	29,311			29,311

a - Excluded amount represents stock-based compensation expense, Superscape and MIG transitional expenses and MIG earnout expenses
b - Excluded amount represents impairment of auction-rate securities

Glu Mobile Inc. GAAP to Non-GAAP Reconciliation	Nine Months Ended September 30, 2007
(in thousands, except per share data) (unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	1,589	(1,589)		-
Total cost of revenues	14,856	(1,589)		13,267
Gross profit	33,871	1,589		35,460

Research and development	16,153	(665)	a	15,488
Sales and marketing	9,532	(498)	a	9,034
General and administrative	12,422	(1,613)	a	10,809
Amortization of intangible assets	200	(200)		-
Gain on sale of assets	(1,040)	1,040		-

Total operating expenses	37,267	(1,936)		35,331

Income/(loss) from operations	(3,396)	3,525		129

Net income/(loss)	(2,415)	3,525		1,110

Net loss attributable to common stockholders	$(5,562)	$3,525		$(2,037)

Reconciliation of net income/(loss) and net income/(loss) per share:
Non-GAAP net income/(loss) per share - basic	$(0.11)			$0.05
Non-GAAP net income/(loss) per share - diluted	$(0.11)			$0.04
Shares used in computing basic net income/(loss) per share	21,398			21,398
Shares used in computing diluted net income/(loss) per share	21,398			28,012

a - Excluded amount represents stock-based compensation expense

In addition to the reasons stated above, which are generally applicable to each of the items Glu excludes from its non-GAAP financial measures, Glu believes it is appropriate to exclude certain items for the following reasons:

Acquired in-process technology. Glu recorded charges for acquired in-process research and development ("IPR&D"), included in its GAAP presentation of operating expense, in connection with the acquisition of iFone and MIG. These amounts were expensed on the acquisition date as the acquired technology had not yet reached technological feasibility and had no future alternative uses. There can be no assurance that acquisition of business, products or technologies in the future will not result in substantial charges for acquired IPR&D. Accordingly, acquired IPR&D are non-recurring and generally unpredictable. Glu believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes acquired IPR&D.

Amortization of Intangibles. When analyzing the operating performance of an acquired entity, Glu's management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Glu's management excludes the GAAP impact of acquired intangible assets to its financial results. Glu believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Glu generally recognizes expenses for internally developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally developed intangible assets, however, and also in accordance with GAAP, Glu generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally developed intangible assets and acquired intangible assets. Accordingly, Glu believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Stock-Based Compensation. Glu adopted SFAS 123R, "Share-Based Payment" beginning with its fiscal year 2006. When evaluating the performance of its consolidated results, Glu does not consider stock-based compensation charges. Likewise, Glu's management team excludes stock-based compensation expense from its short and long-term operating plans. In contrast, Glu's management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Glu places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Glu believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business. In addition, given Glu's adoption of SFAS 123R, "Share-Based Payment" beginning with its fiscal year 2006, Glu believes that a non-GAAP financial measure that excludes stock-based compensation will facilitate the comparison of its year-over-year results.

Gain on Sale of Assets. Glu recognized a gain on sale of assets related to the sale of its ProvisionX software. Under the terms of the agreement, Glu will co-own the intellectual property rights to the ProvisionX software, excluding any alterations or modifications following completion of the sale, by the third party. As this gain is non-recurring, Glu believes it does not reflect Glu's ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes this gain.

Impairment of Auction-Rate Securities. Glu recorded impairment charges related to its two remaining auction-rate securities ("ARS") that were deemed to have an other-than-temporary decrease in fair value based on third-party valuation models and other indicative factors. The ARS held by the company are private placement securities with long-term nominal maturities for which the interest rates are reset through a Dutch auction each month. The monthly auctions historically have provided a liquid market for these securities.

If uncertainties in the credit and capital markets continue, these markets deteriorate further or the company experiences additional rating downgrades on its ARS investments in its portfolio, Glu may incur additional impairments which could negatively affect the company's financial condition, cash flow and reported earnings. Glu believes that the impairments of these investments do not reflect Glu's ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these impairments.

Restructuring. Glu undertook restructuring activities to relocate its France operations from Nice to Paris and to terminate certain employees located in Glu's Hong Kong office. The resulting restructuring charges principally consisted of costs associated with employee termination benefits. Glu recorded these costs as an operating expense when it communicated the benefit arrangement to the employee and no significant future services, other than a minimum retention period, were required of the employee to earn the termination benefits. Glu believes that these restructuring charges do not reflect the company's ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

MIG Earnout. As part of the acquisition of MIG, Glu committed to pay additional consideration in the form of cash and stock to the MIG shareholders and bonus payments in the form of stock to two officers of MIG, who are also shareholders. Glu will record the estimated contingent consideration and bonuses earned by the two officers as stock-based and non-equity compensation over the two-year vesting period ending December 31, 2009. Glu believes that these earnout expenses affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Transitional Costs. Glu has incurred various costs related to the transition and integration of Superscape and MIG into Glu's operations. Glu recorded these non-recurring costs as operating expenses when they were incurred. Glu believes that these transitional costs affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

Impairment of Goodwill. In accordance with FAS 142 “Goodwill and Other Intangible Assets” Glu performs its annual goodwill impairment test as of September 30. Glu recorded a goodwill impairment charge in the third quarter of 2008 as the fair value of two of its three reporting units was determined to be below the carrying value of their respective goodwill balances. As this impairment is non-recurring, Glu believes it does not reflect the Company’s ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes this impairment, enabling them to compare the Company’s core operating results in different periods without this variability.

CONTACT:
Glu Mobile Inc.
Nicole Kennedy, 650-532-2488
nicole.kennedy@glu.com
or
The Blueshirt Group
Todd Friedman, 415-217-7722 (Investor Relations)
todd@blueshirtgroup.com
Stacie Bosinoff, 415-217-7722 (Investor Relations)
stacie@blueshirtgroup.com